Exhibit 10.27

Summary of Compensation Arrangements With Executive Officers of the Company

I.              2008 Executive Officer Salaries.         On December 24, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Waddell & Reed Financial, Inc. (the “Company”) approved the annual base salaries (effective as of January 1, 2009) of the Company’s executive officers.  The following table sets forth the annual base salaries of the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers (collectively, the “Named Executive Officers”) for 2009:

Named Executive Officer	Salary

Henry J. Herrmann	$1,000,000
Chief Executive Officer

Daniel P. Connealy	$390,000
Senior Vice President and Chief Financial Officer

Michael L. Avery	$550,000
Senior Vice President and Chief Investment Officer

Thomas W. Butch	$475,000
Senior Vice President and Chief Marketing Officer

Daniel C. Schulte	$365,000
Senior Vice President and General Counsel

The Company has adopted a Supplemental Executive Retirement Plan, as amended and restated (the “SERP”) pursuant to which participants’ accounts are credited with (1) an amount equal to 4% of his or her base salary, less the amount of the maximum employer matching contribution allowable that can be made on the participant’s behalf under the Company 401(k) and Thrift Plan, and (2) a non-formula award, as determined by the Committee in its discretion.   For 2008, the Committee designated Mr. Herrmann as a participant of the SERP and did not award him a non-formula award in 2008.  None of the other Named Executive Officers were eligible to participate in the SERP for 2008.

II.            2008 Executive Incentive Plan Awards.            Pursuant to the Company 2003 Executive Incentive Plan, as amended and restated (the “EIP”), eligible participants may receive (1) an annual incentive plan award of cash, and (2) an annual incentive plan award of restricted stock, both based upon the annual financial performance of the Company.

A.            Cash Awards.  On December 24, 2008, the Committee authorized the payment of annual cash incentive (i.e., bonus) awards based on the Company’s financial performance for the year ended December 31, 2008 to executive officers participating in the EIP, which included Messrs. Herrmann, Connealy, Avery, Butch and Schulte.  These annual incentive awards were determined based on performance goals established in February 2008.  As permitted by the EIP, the Committee exercised its discretion to reduce the amount of the cash incentive awards payable to Messrs. Herrmann, Connealy, Avery, Butch and Schulte, but in accordance with the EIP, the reductions did not increase the cash incentive award amounts for any other participant.   The

following table sets forth the annual cash incentive plan awards for the Named Executive Officers for 2008:

Named Executive Officer	Cash Award

Henry J. Herrmann	$1,000,000
Chief Executive Officer

Daniel P. Connealy	$220,000
Senior Vice President and Chief Financial Officer

Michael L. Avery	$500,000
Senior Vice President and Chief Investment Officer

Thomas W. Butch Senior	$288,000
Vice President and Chief Marketing Officer

Daniel C. Schulte	$220,000
Senior Vice President and General Counsel

Pursuant to the Company 1998 Executive Stock Award Plan, as amended and restated, eligible executives may annually convert all or a portion of their annual cash incentive award into restricted stock of the Company.  Additionally, the Compensation Committee may, in its sole discretion, direct that all or a portion of the cash incentive award payments payable under the EIP be paid in restricted stock.  For 2008, none of the Named Executive Officers converted any portion of their annual cash incentive award into restricted stock of the Company, nor did the Committee direct that any portion of their cash incentive award be paid in restricted stock.

B.            Restricted Stock Awards.  On December 24, 2008, the Committee authorized the payment of the annual incentive awards of restricted stock based on the Company’s financial performance for the year ended December 31, 2008 to executive officers participating in the EIP, which included Messrs. Herrmann, Connealy, Avery, Butch and Schulte.  These annual incentive awards were determined based on performance goals established in February 2008.  As permitted by the EIP, the Committee exercised its discretion to reduce the amount of the incentive award of restricted stock payable to Mr. Herrmann and did not award Mr. Herrmann an annual incentive award of restricted stock for 2008.  In accordance with the EIP, the reduction of Mr. Herrmann’s award did not increase the restricted stock incentive award amounts for any other participant.  The Committee awarded Messrs. Connealy, Avery, Butch and Schulte the full amount of the incentive award of restricted stock each was eligible to receive.  The following table sets forth the annual incentive plan awards of restricted stock granted to the Named Executive Officers for 2008:

Named Executive Officer	Incentive Plan Restricted Stock Award

Henry J. Herrmann	0 shares
Chief Executive Officer

Daniel P. Connealy	42,000 shares
Senior Vice President and Chief Financial Officer

Michael L. Avery	63,000 shares
Senior Vice President and Chief Investment Officer

Thomas W. Butch	63,000 shares
Senior Vice President and Chief Marketing Officer

Daniel C. Schulte	42,000 shares
Senior Vice President and General Counsel

These shares were granted on December 31, 2008 pursuant to the 1998 Stock Incentive Plan, as amended and restated (the “SIP”), in accordance with the form of restricted stock agreement filed as Exhibit             to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

III.           2008 Discretionary Awards.  On December 24, 2008, the Committee also authorized the grant discretionary awards of restricted stock to the executive officers participating in the EIP, which included Messrs. Herrmann, Connealy, Avery, Butch and Schulte.  The Committee did not grant Mr. Herrmann a discretionary award of restricted stock.  The discretionary awards of restricted stock were granted pursuant to the terms of the SIP.  The following table sets forth the discretionary awards of restricted stock granted to the Named Executive Officers for 2008:

Named Executive Officer	Discretionary Restricted Stock Award

Henry J. Herrmann	0 shares
Chief Executive Officer

Daniel P. Connealy	18,900 shares
Senior Vice President and Chief Financial Officer

Michael L. Avery	28,350 shares
Senior Vice President and Chief Investment Officer

Thomas W. Butch	28,350 shares
Senior Vice President and Chief Marketing Officer

Daniel C. Schulte	18,900 shares
Senior Vice President and General Counsel

These shares were granted on December 31, 2008 pursuant to the SIP, in accordance with the form of restricted stock agreement filed as Exhibit             to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.